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                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

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                                     FORM 8-K

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 31, 1996
                                                (October 25, 1996)



                       WELLSFORD RESIDENTIAL PROPERTY TRUST
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                (Exact Name of Registrant as Specified in Charter)


          Maryland                   1-11550                13-3675988
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(State or Other Jurisdiction       (Commission             (IRS Employer
  of Incorporation)               File Number)           Identification No.)



         610 Fifth Avenue, New York, New York            10020
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      (Address of Principal Executive Offices)         (Zip Code)


       Registrant's telephone number, including area code (212) 333-2300
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         (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.

     On October 28, 1996, Wellsford Residential Property Trust, a Maryland real estate investment trust (the "Company"), entered into a Distribution Agreement (the "Distribution Agreement") with J.P. Morgan Securities, Inc., First Chicago Capital Markets, Inc., Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc. (collectively, the "Agents"), providing for the offer and sale from time to time of up to an aggregate initial offering price of U.S. $100,000,000 (or the equivalent thereof at the time of original issuance in one or more foreign currencies or composite currencies) of the Company's Medium-Term Notes Due Nine Months or more from Date of Issue (the "Notes"), to or through the Agents. The Notes were registered as part of the Company's Registration Statement on Form S-3 (No. 333-8077), which was declared effective by the Securities and Exchange Commission on July 24, 1996. The Notes are to be issued under the Indenture between the Company and United States Trust Company of New York, as trustee, dated as of October 25, 1996, as amended, supplemented or modified from time to time (the "Indenture").

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          None

     (b)  Pro Forma Financial Information.

          None

     (c)  Exhibits.

	  1.    Distribution Agreement.

	  4.1   Form of Fixed Rate Medium-Term Note.

	  4.2   Form of Floaing Rate Medium Note.

	  4.3   Indenture



                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 31, 1996
                                     WELLSFORD RESIDENTIAL PROPERTY TRUST


                                     By: /s/ Gregory F. Hughes
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                                         Gregory F. Hughes
                                         Vice President-Chief Financial Officer